Exhibit  23(a)

CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


We have issued our report dated January 8, 1997, accompanying the consolidated financial statements incorporated by reference or included in the 1996 Annual Report of Harleysville National Corporation on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statements of Harleysville National Corporation on Form S-3 (Registration No. 33-57790, effective February 3,
1993) and on Forms S-8 (Registration No. 33-69784, effective October 1, 1993, and Registration No. 33-17813, effective December 13, 1996).


GRANT  THORNTON  LLP


Philadelphia,  Pennsylvania
March  26,  1997




                    Exhibit  23(b)

INDEPENDENT  AUDITORS'  CONSENT


The  Board  of  Directors
Harleysville  National  Corporation


Re:  Registration  Statement  on  Form  S-3  (Registration  No.  33-57790)
     Registration  Statement  on  Form  S-8  (Registration  No.  33-69784)
     Registration  Statement  on  Form  S-8  (Registration  No.  33-17813)

We consent to the incorporation by reference in the above listed registration statements of Harleysville National Corporation (the Company) of our report dated January 31, 1995 relating to the consolidated statements of income, shareholders' equity, and cash flows of Harleysville National Corporation and subsidiaries for the year ended December 31, which report appears in the December 31, 1996 Form 10-K of Harleysville National Corporation. Our report contains an explanatory paragraph which discusses that the Company changed its method of accounting for investments in 1994.

KPMG  PEAT  MARWICK  LLP


Philadelphia,  Pennsylvania
March  26,  1997